UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2007

Ener1, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	0-21138	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 W. Cypress Creek Road, Suite 100, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954 556-4020

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2007, the Board of Directors of Ener1, Inc. ("Ener1" or the "Company") expanded the board to include two additional directors and elected Thomas J. Snyder and Kenneth R. Baker to fill the newly created vacancies. Mr. Snyder and Mr. Baker will both serve on the Governance and Nominating Committee of the board of directors. Messrs. Snyder and Baker will be entitled to receive annual board fees of $40,000 payable $10,000 per quarter and be reimbursed for travel expenses to attend Ener1 board meetings. They each will participate in the 2002 Non-Employee Director Stock Participation Plan and initially received 300,000 options to purchase common stock of Ener1 at an exercise price of $0.30 per share and will receive additional options for each year of service as Director at an exercise price equal to the fair market value of Ener1‘s Common Stock on the date of grant. All options will vest one third per year over three years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

August 1, 2006	By:	/s/ Ajit Habbu

Name: Ajit Habbu
Title: Chief Financial Officer